UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

TBS INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-51368 (Commission File Number)	98-0225954 (IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 28, 2005, TBS International Limited issued a press release announcing that the company will reallocate its basic earnings per share in its financial statements for fiscal 2004 and for the first quarter of 2004 and 2005 between its convertible preference and common shares and will adjust the number of fully diluted shares used in the computation of its historical earnings per share for fiscal 2004 and for the first quarter of 2004 and 2005. The company announced that its audited financial statements for the year ended December 31, 2004 and unaudited interim financial statements for the periods ended March 31, 2005 and 2004 contained these errors in allocating earnings between its convertible preference and common shares and in the company's fully diluted earnings per share calculations and accordingly such previously issued financial statements will be restated and should no longer be relied upon. These errors were limited to previously reported earnings per share and did not impact previously reported revenues, expenses, net income, cash flows, assets, liabilities or shareholders' equity. The company intends to file restated financial statements for the periods noted above as soon as possible. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 28, 2005, TBS International Limited issued a press release announcing that in connection with the preparation of its second quarter financial statements, the company had discovered in its financial statements for fiscal 2004 and the first quarter of 2004 and 2005 (when the Company was a privately-held company and prior to its recapitalization in connection with its recent public offering) that the allocation of earnings between the company's convertible preference and common shares did not reflect the rights of the company's convertible preference shares to participate, on an as-converted basis, in all dividends declared on the company's Class C common shares according to EITF 03-06. No such dividends were ever declared. The company also discovered that diluted earnings per share as reflected in such financial statements did not reflect the appropriate number of fully-diluted shares that could have been issued under a formula arrangement upon the exercise of three classes of warrants that were outstanding prior to its public offering in June 2005. In connection with its initial public offering, the preference shares were converted into common shares, substantially all of the Class A warrants were exercised or cancelled and all of the Class B and Class C warrants were cancelled. In addition, in connection with the offering the company effectively recapitalized, creating two new classes of common stock and canceling its three existing classes of common stock, as well as converting all outstanding preference shares into common stock. The recapitalization eliminated all of the issues that led to the need to adjust its private-company share amounts.

The company's audited financial statements for the year ended December 31, 2004 and unaudited interim financial statements for the periods ended March 31, 2005 and 2004, included in the company's registration statement filed on Form S-1 contained these errors in the company's basic and fully diluted earnings per share calculations and accordingly such previously issued financial statements will be restated and should no longer be relied upon. These errors were limited to previously reported earnings per share and did not impact previously reported revenues, expenses, net income, cash flows, assets, liabilities or shareholders' equity. Management of the company has discussed this conclusion with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm. The company intends to file restated financial statements for the periods noted above as soon as possible.

Item 7.01.    Regulation FD Disclosure.

See "Item 2.02.    Results of Operations and Financial Condition" above.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release of TBS International Limited, dated July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2005	TBS INTERNATIONAL LIMITED
	By:	/s/ Joseph E. Royce
Joseph E. Royce President and Chief Executive Officer